EXHIBIT 10.3

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement dated as of this May 22, 2012 (the “Agreement”), between GenVec, Inc., a Delaware corporation (the “Company”) and Paul H. Fischer, Ph.D., a resident of the State of Maryland (the “Executive”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the Company and the Executive (sometimes hereafter referred to as the “Parties”) agree as follows:

1.           Separation and Payment.

(a)          The Executive performed his regular duties with the Company through May 22, 2012 (the “Separation Date”), on which date his employment with the Company voluntarily ended.

(b)          The Executive shall receive twenty-four (24) twice-monthly payments of $19,775.00, payable to him by the Company, in accordance with the Company’s regular payroll procedures.

(c)          If the Executive timely and properly elects continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Executive for the difference between the monthly COBRA premium paid by the Executive for himself and his dependents and the monthly premium amount paid by similarly situated active executives. The Executive shall be eligible to receive such reimbursement until the earliest of: (i) the twelve-month anniversary of the Separation Date, and (ii) the date on which the Executive becomes eligible to receive substantially similar coverage from another employer.

(d)          Except for compensation due and owing to the Executive through the Separation Date and the Executive’s accrued but unused vacation time, the Executive has been paid all compensation due and owing to him under any employment or other contract the Executive has or may have had with the Company or from any other source of entitlement, including all wages, salary, bonuses, incentive payments, profit-sharing payments, leave, severance pay or other benefits. The Executive further acknowledges and agrees that the payments referred to in this paragraph 1, in addition to compensating him fully for time worked and services rendered through the end of his employment, include consideration for his promises contained in this Agreement, and that such consideration is above and beyond any wages, salary, accrued but unused vacation, or other sums to which the Executive is entitled from the Company under any other contract or law in the absence of this Agreement. The Executive further acknowledges that, notwithstanding anything contained in this Agreement, any and all agreements between the Executive and the Company granting the Executive stock options prior to the Separation Date shall terminate pursuant to their terms.

2.           Release. On behalf of himself and his agents, heirs, executors, administrators, successors and assigns, the Executive hereby releases and forever discharges the Company, and any and all of its affiliates (excluding members), officers, directors, employees, agents, counsel, and successors and assigns of the Company, from any and all complaints, claims, demands, damages, lawsuits, actions, and causes of action, whether known, unknown or unforeseen, arising out of or in connection with any event, transaction or matter occurring or existing prior to or at the time of his execution of this Agreement, which he has or may have against any of them for any reason whatsoever in law or in equity, under federal, state, local, or other law, whether the same be upon statutory claim, contract, tort or other basis, including without limitation any and all claims arising from or relating to his employment or the termination of his employment and any and all claims relating to any employment contract, any employment statute or regulation, or any employment discrimination law, including without limitation the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866 and the Equal Pay Act of 1963, all as amended, all state and local laws, regulations and ordinances prohibiting discrimination in employment, and other laws and regulations relating to employment, including but not limited to the Family and Medical Leave Act and the Fair Labor Standards Act, all as amended. The Executive agrees, without limiting the generality of the above release, not to file any claim or lawsuit seeking damages or other relief and asserting any claims that are lawfully released in this paragraph 2. The Executive further hereby irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning the claims that are lawfully released in this paragraph 2. The Executive represents and warrants that he has not previously filed or joined in any such claims against the Company or any of its affiliates, and that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the persons and entities released herein from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such assignment or transfer. THE EXECUTIVE HEREBY ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A GENERAL RELEASE (EXCEPT AS PROVIDED HEREIN) AND THAT BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS SIGNING AND AGREEING TO THIS RELEASE. Notwithstanding any term or provision of this Agreement to the contrary, and specifically notwithstanding the foregoing releases, this Agreement does not relate to, and the Executive does not release, any rights the Executive may have with respect to any of the following: (1) any claim of the Executive for the payments and benefits due to his under this Agreement; (2) any contribution, indemnity, or other claim the Executive may have under the Amended and Restated Certificate of Incorporation, as amended, of the Company or the Amended and Restated Bylaws of the Company (or any successor or similar provision), under any applicable policy of insurance, under any agreement relating to indemnification or under applicable law as a result of any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the Executive is or was a director, officer, executive or agent of the Company or serves or served any other enterprise at the request of the Company; (3) any claim relating solely to the validity of this Agreement under the Age Discrimination in Employment Act of 1967, as amended; (4) any non-waivable right to file a charge with the U.S. Equal Employment Opportunity Commission; or (5) any rights that may not be waived as a matter of law.

3.           Restrictive Covenants.

(a)          Non-competition. Because of the Company's legitimate business interest as described herein and the good and valuable consideration offered to the Executive, for a twelve-month period beginning on the Separation Date the Executive agrees and covenants not to engage in Prohibited Activity within the United States. For purposes of this paragraph 3(a), "Prohibited Activity" is activity in which the Executive contributes his knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to an entity engaged in the “same or similar business” as the Company. A business is engaged in the “same or similar business” as the Company if such business is researching, developing or commercializing any pharmaceutical or biological product for the treatment of the same or similar disease states as the Company is researching and/or developing its product candidates (either directly or through licensees or similar arrangements) on the Separation Date. Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information or Confidential Information. Notwithstanding the foregoing, the Company shall not unreasonably withhold its consent to a request by Executive to serve as a member of the Board of Directors (or as a member of a similar non-management body) of an entity engaged in the same or similar business to the Company. Nothing herein shall prohibit the Executive from (i) purchasing or owning less than two percent (2%) of the publicly traded securities of any corporation; provided, that such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation, or (ii) providing services to a not-for-profit entity, such as a charity, university, hospital or other entity not engaged in for-profit enterprise.

(b)          Non-solicitation of Employees. The Executive agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company during an eighteen-month period beginning on the Separation Date.

(c)          Non-disparagement. The Executive agrees and covenants that he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, directors or its or their respective affiliates.

(d)          This paragraph 3 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided, that such compliance does not exceed that required by the law, regulation or order. The Executive shall promptly provide written notice of any such order to the Chairman of the Board of Directors of the Company.

4.          No Admission. The Parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by either of them.

5.          Modification; Severability. The Parties agree that if a court of competent jurisdiction finds that any term of this Agreement is for any reason excessively broad in scope, duration, or otherwise, such term shall be construed or modified in a manner to enable it to be enforced to the maximum extent possible. Further, the covenants in this Agreement shall be deemed to be a series of separate covenants and agreements. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included herein, then at the option of the Company, wholly unenforceable covenants shall be deemed eliminated from the Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

6.          Certain Representations. Each party represents and acknowledges that in executing this Agreement such party does not rely and has not relied upon any representation or statement made by the other party or the other party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

7.          Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both Parties hereto.

8.          Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by either party without the prior written consent of the other party.

9.          Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns.

10.         Waiver. Neither the waiver by either party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

11.         Further Assurances. The Parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement.

12.         Governing Law. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Maryland without regard to conflicts of law principles. Subject to paragraph 13, any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the State of Maryland, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

13.         Arbitration. Any dispute, controversy or claim arising out of or related to this Agreement or any breach of this Agreement shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by JAMS and shall be conducted consistent with the rules, regulations and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties

14.         Acknowledgment. With respect to the release in paragraph 2 above, Executive agrees and understands that he is specifically releasing all claims under the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.), as amended. The Executive acknowledges that he has read and understands the foregoing Agreement and executes it voluntarily and without coercion. The Executive further acknowledges that he has had the opportunity to consult with an attorney prior to executing this Agreement, and that he has been advised in writing herein to do so. In addition, the Executive has been given twenty-one (21) days, to consider, execute, and deliver this Agreement to the Chief Financial Officer of the Company at the Company’s principal business address, unless the Executive voluntarily chooses to execute this Agreement before the end of the 21-day period. The Executive understands that he has seven (7) days following his execution of this Agreement to revoke it in writing, and that this Agreement is not effective or enforceable until after this seven-day period. For such revocation to be effective, notice must be delivered to the Company at the Company’s principal business address, addressed to the attention of the Chief Financial Officer, no later than the end of the seventh calendar day after the date by which the Executive signed this Agreement. The Executive expressly agrees that, in the event he revokes this Agreement, the Agreement shall be null and void and have no legal or binding effect whatsoever, and he shall not be entitled to the severance payment described in paragraph 1(b) above. The Parties recognize that he may elect to sign this Agreement prior to the expiration of the 21-day consideration period specified herein, and the Executive agrees that if he elects to do so such election is knowing and voluntary and comes after full opportunity to consult with an attorney.

IN WITNESS HEREOF, THE PARTIES HAVE AFFIXED THEIR SIGNATURES BELOW:

Paul H. Fischer Ph.D.	GenVec, Inc.

/s/ Paul H. Fischer, Ph.D.	By:	/s/ Douglas J. Swirsky
	Name:	Douglas J. Swirsky
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Date: May 22, 2012	Date:	May 22, 2012

ELECTION TO EXECUTE PRIOR TO EXPIRATION

OF TWENTY-ONE DAY CONSIDERATION PERIOD

I, Paul H. Fischer, Ph.D., understand that I have 21 days within which to consider and execute the above Separation Agreement and Release. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute this Agreement before such 21-day period has expired.

May 22, 2012	/s/ Paul H. Fischer
Date	Paul H. Fischer, Ph.D.

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